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                                                                   EXHIBIT 23.02


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-97988 and 333-36025) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-26599, 333-36023 and 333-46997) of Silicon Valley Research, Inc. of our report dated June 12, 1998 relating to the consolidated financial statements as of March 31, 1998 and for each of the two years then ended, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

San Jose, California
July 12, 1999